Exhibit 99.B(k)

Scott C. Durocher

Assistant Vice President and Senior Counsel

The Lincoln National Life Insurance Company

350 Church Street

Hartford, CT 06103-1105

Telephone: (860) 466-1222

Facsimile:  (860) 466-1600

Scott.Durocher@LFG.com

August 22, 2019

U. S. Securities and Exchange Commission

Division of Investment Management

Office of Insurance Products, Room 8634; Mail Stop 8629

100 F Street, NE

Washington, DC 20549-4644

Re: Lincoln Life Flexible Premium Variable Life Account M

The Lincoln National Life Insurance Company

File Nos. 333-229292; 811-08557; CIK No.: 0001048607

Pre-Effective Amendment No. 1 to the Initial Registration Statement on Form N-6

Lincoln AssetEdge® VUL 2019

Lincoln AssetEdge® VUL 2019-2

Dear Sir or Madam:

As Assistant Vice President and Senior Counsel of The Lincoln National Life Insurance Company (“Company”), I am familiar with the actions of the Board of Directors of the Company establishing the Account and its method of operation and authorizing the filing of a Registration Statement under the Securities Act of 1933 (and amendments thereto) for the securities to be issued by the Account and the Investment Company Act of 1940 for the Account itself.

In the course of preparing this opinion, I have reviewed the Certificate of Incorporation and the By-Laws of the Company, the Board actions with respect to the Account, and such other matters as I deemed necessary or appropriate.  Based on such review, I am of the opinion that the variable life insurance policies (and interests therein) which are the subject of the Registration Statement under the Securities Act of 1933, as amended, for the Account will, when issued, be legally issued and will represent binding obligations of the Company, the depositor for the Account.

I further consent to the use of this opinion as an Exhibit to this Pre-Effective Amendment No. 1 to the Initial Registration Statement and to the reference to me under the heading “Experts” in said Registration Statement, as amended.

Very truly yours,

Scott C. Durocher

Assistant Vice President and Senior Counsel